EXHIBIT 10.8
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                                 EMAIL AGREEMENT
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Scott Munro
03/13/2000 08:14 AM

To:   Dennis Polk/Campbell/SVTG@SVTG
cc:

Subject:  $800K Forgiveness

     As you are aware, my retention agreement called for a forgiveness of $800K effective January 1, 2000. In light of current circumstances and discussions I have had with the BOD I have agreed to move this forgiveness to sometime after Q1, 2000. Please use this e-mail as the confirmation of this fact.


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